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                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                         AMCAST INDUSTRIAL CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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

                                  Amcast Logo

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD DECEMBER 17, 1998

     To the Shareholders of Amcast Industrial Corporation:

     The Annual Meeting of Shareholders of Amcast Industrial Corporation will be held at the Company's Corporate Center, Washington Park I, 7887 Washington Village Drive, Dayton, Ohio, 45459, on Thursday, December 17, 1998, at 10 a.m., E.S.T., for the purpose of considering and voting upon:

     1. Election of three directors to serve for a term of three years;

     2. Ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending August 31, 1999; and

     3. Transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors of the Company has fixed the close of business on October 22, 1998, as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. FOR THAT REASON WE ASK THAT YOU PLEASE MARK, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. GIVING THE PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                           By Order of the Board of Directors

                                           Denis G. Daly, Secretary

Washington Park I
7887 Washington Village Drive
Dayton, Ohio 45459
November 10, 1998

                                  Amcast Logo

                    PROXY STATEMENT FOR 1998 ANNUAL MEETING

                              GENERAL INFORMATION

     This proxy statement is furnished to shareholders of Amcast Industrial Corporation, an Ohio corporation (hereinafter the "Company"), in connection with the solicitation by its Board of Directors of proxies to be used at the Annual Meeting of Shareholders to be held on December 17, 1998, and any adjournment thereof. The Company has one class of shares outstanding, namely Common Shares, of which there were 9,206,529 outstanding at the close of business on October 22, 1998. The close of business on October 22, 1998 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, and each such shareholder is entitled to one vote per share.

     All Common Shares represented by properly executed proxies received by the Board of Directors pursuant to this solicitation will be voted in accordance with the shareholder's directions specified on the proxy. If no directions have been specified by marking the appropriate squares on the accompanying proxy card, the shares will be voted in accordance with the Board of Directors' recommendations. A shareholder signing and returning the accompanying proxy has the power to revoke it at any time prior to its exercise by voting in person at the meeting, by delivering to the Company a later dated proxy, or by giving notice to the Secretary of the Company in writing or in open meeting but without affecting any vote previously taken.

     The presence, in person or by properly executed proxy, of the holders of a majority of the Company's outstanding shares is necessary to constitute a quorum at the Annual Meeting. Shares represented by proxies received by the Company will be counted as present at the Annual Meeting for the purpose of determining the existence of a quorum, regardless of how or whether such shares are voted on a specific proposal. Abstentions will be treated as votes cast on a particular matter as well as shares present at the Annual Meeting. Where nominee shareholders do not vote on specific issues because they did not receive specific instructions on such issues from the beneficial owners of such shares ("Broker Nonvotes"), such Broker Nonvotes will not be treated as either votes cast or shares present.

     This proxy statement and the accompanying form of proxy were first mailed to shareholders on or about November 10, 1998.

                             ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes. Each class is comprised of three directors, and one class is elected at each Annual Meeting of Shareholders for a term of three years.

     At the 1998 Annual Meeting, shareholders will elect three directors who will hold office until the Annual Meeting of Shareholders in 2001. The Board has nominated Walter E. Blankley, William G. Roth, and John H. Shuey for election as directors at the 1998 Annual Meeting.

     It is the intention of the proxy agents named in the accompanying proxy to vote such proxy for election of Messrs. Blankley, Roth, and Shuey. Should any of them be unable to accept the office of director, an eventuality that is not anticipated, proxies may be voted with discretionary authority for a substitute nominee or nominees designated by the Board of Directors. Messrs. Blankley, Roth, and Shuey are presently directors and are nominated to succeed themselves.

     Set forth below is information about the three nominees for election as a director and the directors whose terms of office will continue after the 1998 Annual Meeting.

Nominees for a Term of Office Expiring in 2001

WALTER E. BLANKLEY, age 63, has been a director of the Company since February 1994. Mr. Blankley has been Chairman and Chief Executive Officer of Ametek, Inc. (a manufacturer of electrical motor blowers and precision electronic instruments) since April 1993. Mr. Blankley is a director of Ametek, Inc. and CDI Corporation.

WILLIAM G. ROTH, age 60, has been a director of the Company since December 1989. Mr. Roth, retired, was Chairman of Dravo Corporation (a natural resource company producing lime and construction aggregates) from June 1987 to April 1994; and from June 1987 to January 1990, he was its Chairman and Chief Executive Officer. Mr. Roth is also a director of Dravo Corporation, Teknowledge Corporation, and Service Experts, Inc.

JOHN H. SHUEY, age 52, has been Chairman, President and Chief Executive Officer of the Company since December 1997 and a director since March 1994. Mr. Shuey was President and Chief Executive Officer of the Company from March 1995 to December 1997. Mr. Shuey was President and Chief Operating Officer of the Company from December 1993 to March 1995. Mr. Shuey is also a director of Cooper Tire & Rubber Company.

Directors Continuing in Office Until 2000

PETER H. FORSTER, age 56, has been a director of the Company since May 1988. Mr. Forster has been Chairman since April 1988 of DPL Inc. (a holding company whose principal subsidiary is The Dayton Power and Light Company). Mr. Forster also has been Chairman of The Dayton Power and Light Company since April 1988 and served as its President and Chief Executive Officer prior thereto. Mr. Forster is also a director of ComAir Inc.

IVAN W. GORR, age 69, has been a director of the Company since February 1990. Mr. Gorr, retired, was Chairman and Chief Executive Officer of Cooper Tire & Rubber Company (a manufacturer of tire and rubber products) from 1989 to 1995. Mr. Gorr is a director of Fifth Third Bancorp, Arvin Industries, Inc., and Borg-Warner Automotive, Inc.

LEO W. LADEHOFF, age 66, has been a director of the Company since 1978. Mr. Ladehoff, retired, was Chairman of the Board of the Company from December 1980 to December 1997, and served as Chief Executive Officer from May 1979 to March 1995.

Directors Continuing in Office Until 1999

JAMES K. BAKER, age 66, has been a director of the Company since December 1993. Mr. Baker, retired, was Vice Chairman of Arvin Industries, Inc. (a leading manufacturer of automotive emission and ride control systems) from February 1996 to February 1998. From 1986 to 1996, he served as Chairman of Arvin Industries, Inc. Mr. Baker is also a director of CINergy Corporation, Tokheim Corporation, The Geon Company, and Veridian Corp.

GENERAL EARL T. O'LOUGHLIN, USAF, age 68, has been a director of the Company since December 1987. General O'Loughlin, retired, was the Commander of the United States Air Force Logistics Command at Wright-Patterson AFB, Ohio, from September 1984 until August 1987. General O'Loughlin is also Chairman of the Board of Directors of Huron Community Bank.

R. WILLIAM VAN SANT, age 60, has been a director of the Company since October 1993. From December 1991 to May 1998, Mr. Van Sant was Chairman and Chief Executive Officer of Lukens Inc. (a manufacturer of carbon, alloy and stainless steel plate, sheet and strip) and from October 1991 to December 1991, he was President and Chief Operating Officer of Lukens Inc.

Certain Information Concerning the Board of Directors

     There were six meetings of the Board of Directors during fiscal 1998. The Board of Directors has four standing committees (the number of meetings of each committee in fiscal 1998 is shown in parentheses): Executive Committee (0), Audit Committee (2), Compensation Committee (4), and Pension Review Committee
(1).

     The Executive Committee (Messrs. Shuey (Chairman), Baker, Forster, and Ladehoff) is authorized, in intervals between meetings of the Board of Directors, to exercise all the powers of the board with the exception of filling vacancies on the board or any board committee. The Committee also reviews and makes recommendations to the board concerning the performance, development, and succession of executive personnel, and the composition, organization, and operation of the Board of Directors. The nonemployee directors of the Executive Committee act as a nominating committee for directors and will consider candidates recommended for nomination by shareholders. If a shareholder desires to recommend to this Committee a person to consider for nomination, the shareholder should give written notice to the Secretary of the Company, at the Company's principal executive office, Washington Park I, 7887 Washington Village Drive, Dayton, Ohio, 45459, at least 120 days before the date of the meeting of shareholders at which directors are to be elected. Such notice should state the name, age, business, and residence address of the proposed candidate, and the principal occupation or employment of the proposed candidate.

     The Audit Committee (Messrs. Gorr (Chairman), Ladehoff, and O'Loughlin) meets with Company personnel and with representatives of Ernst & Young LLP, the Company's independent auditors, to consider and review internal accounting controls and matters relating to the annual audit of the Company's financial statements. The Committee also monitors compliance with the Company's conflicts of interests and business ethics policy and annually recommends to the board the appointment of independent auditors.

     The Compensation Committee (Messrs. Roth (Chairman), Baker, and Van Sant) reviews the Company's compensation plans for officers and key employees and acts in an advisory capacity to the Board of Directors in all matters relating to compensation of officers.

     The Pension Review Committee (Messrs. Forster (Chairman), Blankley, and O'Loughlin) reviews the administration of retirement plans, investment manager and trustee performance, and the results of independent audits of plan financial statements.

     During fiscal 1998, each director attended 75 percent or more of the total number of meetings of the Board of Directors and the Committees on which he served.

     Each nonemployee director receives a yearly fee of $16,000, which is payable in cash or Company shares at the option of the director, and a grant of 200 restricted shares for services as a director and $1,000 for each meeting of the Board of Directors that he attends. A fee of $1,000 is paid for each committee meeting attended. A director may elect to defer receipt of fees payable to him into a cash account upon which the Company pays interest or, at the director's option, into Company shares. Payment of deferred amounts commences after the director ceases to be a director or on an earlier date as specified by him.

     The Company's 1989 Director Stock Incentive Plan, approved by shareholders in December 1988, provides that options to purchase up to a maximum of 120,000 shares may be granted to directors who are not employed by the Company. Under the plan, each nonemployee director, who is a director of the Company on the first business day of January of each year, is automatically granted an option to purchase 1,500 shares at an option price per share equal to the fair market value of a share on the date of grant. Options become exercisable one year after grant.

     The Company believes that it is important for directors to have a meaningful ownership position in the Company. Stock ownership guidelines are therefore established for directors. Directors are expected to achieve ownership levels of Company stock equal in value to three times their yearly fee and restricted stock grant.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires directors and executive officers of the Company and owners of more than 10 percent of the Company's common shares to file an initial ownership report with the Securities and Exchange Commission and a monthly or annual report listing any subsequent changes in their ownership of common shares. The Company believes, based on information provided to the Company by the persons required to file such reports, that all filing requirements applicable to such persons during the period from September 1, 1997 through August 31, 1998 have been met except that one transaction by Mr. Walker and one transaction by Robert Collevechio, Vice President, Human Resources, were inadvertently filed after the due date.

        SECURITY OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

     Set forth in the table below is information as of October 22, 1998, with respect to the number of Common Shares of the Company beneficially owned by each director, nominee for director and certain executive officers of the Company and by all directors, nominees and executive officers as a group. For purposes of this table, an individual is considered to "beneficially own" any Common Shares
(A) over which he exercises sole or shared voting or investment power or (B) over which he has the right to acquire beneficial ownership at any time within 60 days after October 22, 1998.

                                                     (A)
                                              NUMBER OF SHARES,                   (B)
                                           INCLUDING OPTION SHARES           OPTION SHARES
                                             SHOWN IN COLUMN (B),             WHICH MAY BE
                                           BENEFICIALLY OWNED AS OF     ACQUIRED WITHIN 60 DAYS
          INDIVIDUALS OR GROUP                 10/22/98 (1)(2)                OF 10/22/98
          --------------------             ------------------------     -----------------------
James K. Baker...........................            8,963                        6,000
Walter E. Blankley.......................            9,301                        4,500
Peter H. Forster.........................           15,163                        6,000
Ivan W. Gorr.............................           11,000                        6,000
Leo W. Ladehoff..........................          225,507                       90,352
Dean Meridew.............................           15,162                       13,982
Earl T. O'Loughlin.......................           11,480                        6,000
Michael N. Powell........................           25,796                       20,979
William G. Roth..........................           22,163                        6,000
John H. Shuey............................          183,992                      141,278
R. William Van Sant......................           11,163                        3,000
Thomas K. Walker.........................           48,947                       35,672
Douglas D. Watts.........................           19,847                       14,438
Directors, nominees, and executive
  officers as a group (22 persons).......

---------------

(1) Unless otherwise indicated, voting power and investment power are exercised solely by the named individual or are shared by such individual and his immediate family members.

(2) Mr. Ladehoff beneficially owns 2.34% of the outstanding Common Shares. Mr. Shuey beneficially owns 1.91%. No other director or officer owns in excess of 1% of the Common Shares. Directors, nominees and executive officers as a group own 7.5103% of the Common Shares. Percentages are calculated on the basis of the number of shares outstanding at October 22, 1998, plus the number of shares subject to outstanding options held by the individual or group which are exercisable within 60 days thereafter.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     PHILOSOPHY. The Company's executive compensation program is based on two objectives: provide market-competitive compensation opportunities and create a strong link among the interests of the shareholders, the Company's financial performance, and the total compensation of the Company's executive officers.

     The Compensation Committee of the Board of Directors (the "Committee") consists of three directors, none of whom is a past or present employee of the Company. The Committee meets periodically and reviews executive compensation and makes recommendations to the Board.

     There are three components to the Company's executive compensation program: annual salary, annual incentive compensation, and long-term incentive compensation. Base salary and all forms of incentive compensation opportunities are set by periodic comparison to external rates of pay for comparable positions within the industry.

     SALARIES. Base salaries are targeted at the midpoint of competitive data as measured by Towers, Perrin, Forster & Crosby and other similar services. Individual variability is based on performance with regard to business acumen, management competencies and personal competencies, determined by individual achievement in a number of areas, including, earnings adequacy, business planning, asset management, leadership, staffing and development, customer satisfaction and quality commitment. Adjustments are considered periodically, based upon general movement in external salary levels, individual performance and potential, and changes in the position's duties and responsibilities. Mr. Shuey has been Chief Executive Officer since March of 1995. His fiscal 1998 compensation is within the competitive range for chief executive officers in similar circumstances. For other Named Executive Officers, the Company paid at or near the competitive data midpoint during fiscal 1998.

     ANNUAL INCENTIVES. Annual incentives for Named Executive Officers (other than Mr. Shuey) are targeted at industrial comparative norms, but paid on the basis of pre-set percentages of Return on Equity (ROE) for the Company established by the Board, as applied to corporate officers, and Return on Net Assets (RONA) of the business units involved, as applied to officers of divisions or subsidiaries also established by the Board. Performance by the Company or a specific division or subsidiary at below pre-set levels results in the elimination of annual incentive awards for the responsible officers. Mr. Shuey's 1998 annual incentive payment of $200,000 was specified by the Board based on the Board's evaluation of the Company's performance in fiscal 1998 and a review of Mr. Shuey's performance by the Board. The Board considered a number of factors including progress in implementation of the corporate strategy and the Company's income and performance of the Common Share price during the fiscal year.

     LONG-TERM INCENTIVES. Long-term incentives are provided under the Long-Term Incentive Plan ("LTIP"). The LTIP provides for grants of two types of awards, stock options and cash.

     Stock option grants are awarded to the Named Executive Officers, including Mr. Shuey, under the LTIP and other provisions of the 1989 Stock Incentive Plan. The grant of stock options to senior executives provides additional compensation and more strongly aligns their interest with those of the shareholders. Stock option grants are of a number of shares which could be purchased at market value on the day of the grant for a sum equal to the percentage of the Named Executive Officer's salary as designated under the

LTIP. Neither Mr. Shuey, nor any of the Named Executive Officers, will realize a benefit from the options unless and until the market price of the Company's common shares increases.

     Target cash awards, which must be used to purchase common shares, are awarded to Named Executive Officers, including Mr. Shuey, based on a percentage of each participant's salary as determined by the Board at the time of the grant. Payouts, if they occur, are based on the achievement by the Company of specified goals for ROE averaged over a three-year period established by the Board at the time of the grant. Participants first become eligible for payments three years after the date of grant. In fiscal 1998, the grants issued in fiscal 1995 matured. The Company's average annual ROE, as adjusted, during the period was 12.65%, cash award payments under the fiscal 1995 grants were 52.5% of the original grant.

     STOCK OWNERSHIP GUIDELINES. The Company believes that it is important for executive officers to acquire a meaningful ownership position in the Company. In this way, they will bear the same type of risks as are typically incurred by shareholders, and their interests will be more closely aligned with those of shareholders. Significant stock ownership focuses executives' attention on managing the Company as equity owners.

     Stock ownership guidelines were therefore established for executive officers in 1995. Executives are expected to reach ownership levels of Company stock equal in value to between one and four times their base salary. Executives are expected to show significant annual progress and to reach such level in a five-year period.

     No employee of the Company received remuneration from the Company in excess of $1,000,000 in the taxable year.

     The Committee believes that the above compensation plans compensate executives appropriately and competitively.

                                           Respectfully submitted,

                                           COMPENSATION COMMITTEE

                                           William G. Roth, Chairman
                                           James K. Baker
                                           R. William Van Sant

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table presents, for fiscal years ended August 31, 1998, 1997, and 1996, the compensation earned by the five most highly compensated executive officers of the Company (the "Named Executive Officers") for services in all capacities to the Company and its subsidiaries during such years.

                           SUMMARY COMPENSATION TABLE

                                           ANNUAL COMPENSATION    LONG TERM COMPENSATION
                                           -------------------   -------------------------
                                                                   AWARDS       PAYOUTS
                                                                 ----------   ------------
                                                                   SHARES
                                                                 UNDERLYING
                                                                  OPTIONS                       ALL OTHER
 NAME AND PRINCIPAL POSITION      YEAR      SALARY     BONUS     GRANTED(1)   LTIP PAYOUTS   COMPENSATION(2)
 ---------------------------    --------   --------   --------   ----------   ------------   ---------------
John H. Shuey                     1998     $421,615   $200,000     63,530       $107,100         $1,500
  Chairman, President &           1997     $380,962   $      0     16,940       $150,183         $2,474
  Chief Executive Officer         1996     $335,153   $180,000     14,587       $160,714         $3,316

Thomas K. Walker                  1998     $244,462   $ 29,700      7,287       $      0         $1,500
  President,                      1997     $232,500   $ 22,560      9,474       $      0         $2,596
  Amcast Automotive               1996     $225,000   $ 40,900      8,911       $      0         $  545

Michael N. Powell                 1998     $173,846   $ 85,850      5,271       $ 34,125         $1,255
  President,                      1997     $161,692   $ 41,683      6,737       $      0         $1,814
  Amcast Flow Control             1996     $144,300   $ 48,677      3,570       $      0         $1,798

Douglas D. Watts                  1998     $176,731   $ 32,060      3,463       $ 40,688         $1,139
  Vice President, Finance         1997     $165,875   $ 46,036      4,519       $      0         $2,273
                                  1996     $160,977   $ 46,345      4,092       $      0         $2,389

Dean Meridew                      1998     $137,877   $ 50,875      2,894       $      0         $  276
  Vice President,                 1997     $114,658   $ 49,088      3,088       $      0         $  840
     Amcast Europe                1996     $107,115   $ 44,989          0       $      0         $2,128

---------------

(1) Reflects number of shares subject to options granted under the 1989 Stock Incentive Plan.

(2) Reflects dollar value of Company shares contributed to officer accounts in defined contribution plans which are available to all salaried employees of the Company.

CERTAIN EMPLOYMENT ARRANGEMENTS

     The Company has entered into severance agreements with Messrs. Shuey, Walker, Powell, Watts, Meridew, and certain other officers and key managers of the Company. Under these agreements, each employee is entitled to severance benefits if his employment with the Company is terminated within two years of a change of control of the Company (as defined in the agreement) either by the employee for good reason or by the Company for any reason other than cause, disability, normal retirement, or death. In the event of a covered termination, severance benefits include a payment equal to one, one and one-half, or two times employee's salary and recent incentive award, depending on the employee's position and length of service with the Company, and in the case of Mr. Shuey, three times his salary and recent incentive award and an additional payment to offset any additional taxes which may be payable by him in the event that any of the payments made to him by the Company (whether or not made pursuant to the terms of this agreement) as a result of a change of control of the Company may be deemed to be an "excess parachute payment" under the U.S. Internal Revenue Code. The agreements also provide for the payment of the cash value of the outstanding options in cancellation of the options and the continuance of life and health insurance coverage until the earlier of the employee becoming eligible for coverage by a subsequent employer or the expiration of three years. The agreements also protect the Company against the disclosure of confidential information and, in certain circumstances, require the employee to pay the Company 20 percent of the compensation received from a subsequent employer.

STOCK OPTIONS

     The following table contains information concerning the grant of stock options under the Company's 1989 Stock Incentive Plan to the Named Executive Officers during fiscal 1998.

                          OPTION GRANTS IN FISCAL 1998

                                                                                     POTENTIAL REALIZABLE
                                             INDIVIDUAL GRANTS                         VALUE AT ASSUMED
                          --------------------------------------------------------   ANNUAL RATES OF STOCK
                            NUMBER         % OF                                              PRICE
                          OF SHARES    TOTAL OPTIONS                                   APPRECIATION FOR
                          UNDERLYING    GRANTED TO                                      OPTION TERM(1)
                           OPTIONS     EMPLOYEES IN       EXERCISE      EXPIRATION   ---------------------
          NAME             GRANTED      FISCAL YEAR        PRICE           DATE         5%         10%
          ----            ----------   -------------   --------------   ----------   --------   ----------
John H. Shuey...........    13,530          9.83%         $24.1875         9/1/07    $205,808   $  521,561
                            50,000         36.34%         $25.1875       10/16/07    $792,009   $2,007,116
Thomas K. Walker........     7,287          5.30%         $24.1875         9/1/07    $110,844   $  280,902
Michael N. Powell.......     5,271          3.83%         $24.1875         9/1/07    $ 80,178   $  203,188
Douglas D. Watts........     3,463          2.52%         $24.1875         9/1/07    $ 52,676   $  133,493
Dean Meridew............     2,894          2.10%         $24.1875         9/1/07    $ 44,020   $  111,559

---------------

(1) All options first became exercisable one year after the date of grant. The dollar amounts in these columns are the hypothetical gains that would exist for the options at the end of their terms, assuming annual compound rates of stock appreciation of 5% and 10%. Such appreciation rates are prescribed by the Securities and Exchange Commission and are not intended to forecast possible appreciation, if any, of the Company's share price.

OPTION EXERCISES

     The following table sets forth information, with respect to the Named Executive Officers, concerning their exercise of options during the Company's fiscal year ended August 31, 1998, and the unexercised options held by such executives as of August 31, 1998.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1998
                       AND FISCAL YEAR-END OPTION VALUES

                                                                    NUMBER OF
                                                                     SHARES               VALUE OF
                                                                   UNDERLYING            UNEXERCISED
                                                                   UNEXERCISED          IN-THE-MONEY
                                                                   OPTIONS AT            OPTIONS AT
                                   SHARES          VALUE         FISCAL YEAR-END     FISCAL YEAR-END (2)
                                  ACQUIRED        REALIZED       EXERCISABLE (E)       EXERCISABLE (E)
             NAME                ON EXERCISE        (1)         UNEXERCISABLE (U)     UNEXERCISABLE (U)
             ----                -----------    ------------    -----------------    -------------------
John H. Shuey..................     3,379         $13,304.81          77,748(E)              $0(E)
                                                                      63,530(U)              $0(U)
Thomas K. Walker...............         0         $     0             28,385(E)              $0(E)
                                                                       7,287(U)              $0(U)
Michael N. Powell..............     1,058         $ 4,165.87          15,708(E)              $0(E)
                                                                       5,271(U)              $0(U)
Douglas D. Watts...............     1,283         $ 5,051.81          10,975(E)              $0(E)
                                                                       3,463(U)              $0(U)
Dean Meridew...................     1,000         $ 7,000.00          11,088(E)              $0(E)
                                                                       2,894(U)              $0(U)

---------------

(1) Represents the excess of the market value of the acquired shares on the date of exercise over the aggregate option price paid.

(2) At August 31, 1998, the closing price per share of the Common Shares was less than the option price of outstanding options.

LONG-TERM INCENTIVE PLAN

     The following table sets forth certain information as to awards under the Company's Long-Term Incentive Plan ("LTIP") granted in fiscal 1998.

               LONG-TERM INCENTIVE PLAN -- AWARDS IN FISCAL 1998

                                               PERFORMANCE
                                             OR OTHER PERIOD         ESTIMATED FUTURE PAYOUTS
                            PERCENTAGE OF    UNTIL MATURATION    ---------------------------------
           NAME              SALARY (1)         OR PAYOUT        THRESHOLD     TARGET     MAXIMUM
           ----             -------------    ----------------    ---------    --------    --------
John H. Shuey.............       85%                (2)           $81,813     $327,250    $490,875
Thomas K. Walker..........       75%                (2)           $44,063     $176,250    $264,375
Michael N. Powell.........       75%                (2)           $31,875     $127,500    $191,250
Douglas D. Watts..........       50%                (2)           $20,938     $ 83,750    $125,625
Dean Meridew..............       50%                (2)           $17,500     $ 70,000    $105,000

---------------

(1) Awards consist of the designation of target percentages of annual salary to be paid at the end of the performance period if the Company achieves certain performance objectives. No payout occurs unless the Company achieves certain threshold performance objectives. Above the threshold, payouts may be greater or less than the target percentage to the extent that the Company's performance exceeds or fails to meet the target objectives specified in the plan. Payouts under the LTIP are based on the Company achieving designated percentages of Return on Equity (ROE).

(2) The performance period includes fiscal year 1998, 1999, and 2000. The future payouts, if any, are based upon fiscal year 1998 salaries.

RETIREMENT PLANS

     The Company has a noncontributory, defined benefit pension plan for officers and other salaried employees of the Company and its subsidiaries, which is a qualified plan under applicable provisions of the Internal Revenue Code (the "Pension Plan"). Retirement benefits under the Pension Plan are calculated on the basis of the number of credited years of service the employee has with the Company, as well as the employee's average annual earnings for the three highest consecutive years during the employee's last ten years of employment. The maximum annual retirement benefit that may be paid under the Pension Plan to any participant under the present law is $130,000.

     The Company also has a Nonqualified Supplementary Benefit Plan (the "Supplemental Plan") which provides supplemental retirement benefits for Mr. Shuey, Mr.Walker, Mr. Powell, Mr. Watts, Mr. Meridew, and other key employees as they obtain eligibility under the criteria established by the Board for participation in the Supplemental Plan. The supplemental retirement benefit is provided under terms and conditions similar to those under the Pension Plan and is equal to the excess of (a) the benefit that would have been payable to the employee under the Pension Plan without regard to certain annual retirement income and benefit limitations imposed by federal law, over (b) the benefit payable to the employee under the Pension Plan.

     Earnings for the purpose of calculating retirement benefits include salary and bonuses as shown in the Summary Compensation Table. The credited years of service at October 22, 1998, for executive officers named in the Summary Compensation Table were as follows: Mr. Shuey -- 7.7; Mr. Walker -- 3.2; Mr. Powell -- 4.5; Mr. Watts -- 4.2; and Mr. Meridew -- 13.6.

     The following table shows the estimated maximum annual retirement benefits payable at normal retirement (age 65) under the Pension Plan and Supplemental Plan at selected earnings levels after various years of service. Amounts shown are straight-life annuity amounts.

                               PENSION PLAN TABLE

       FINAL AVERAGE
      ANNUAL EARNINGS        15 YEARS    20 YEARS    25 YEARS    30 YEARS
---------------------------  --------    --------    --------    --------
     $200,000..............  $ 47,315    $ 63,024    $ 78,922    $ 94,630
     $250,000..............  $ 59,815    $ 79,674    $ 99,772    $119,630
     $300,000..............  $ 72,315    $ 96,324    $120,622    $144,630
     $350,000..............  $ 84,815    $112,974    $141,472    $169,630
     $400,000..............  $ 97,315    $129,624    $162,322    $194,630
     $450,000..............  $109,815    $146,274    $183,172    $219,630
     $500,000..............  $122,315    $162,924    $204,022    $244,630
     $550,000..............  $134,815    $179,574    $224,872    $269,630
     $600,000..............  $147,315    $196,224    $245,722    $294,630

                       COMPANY'S STOCK PERFORMANCE GRAPH

     The following chart compares the cumulative total return to shareholders on the Company's Common Shares for its last five fiscal years with the cumulative total return of the (a) Standard and Poor's Manufacturing -Diversified Industry Index and (b) Standard and Poor's 500 Index (a broad equity market index) for the same periods. The graph depicts the value on August 31, 1998, of a $100 investment made on August 31, 1993, in Company shares and each index, with all dividends reinvested. The price for the Common Shares on the New York Stock Exchange on August 31, 1998, based on an average of the high and the low price for that day, was $15.75 per share.

1994                                   116.69             105.47             111.92
1995                                   107.20             128.09             146.19
1996                                   103.25             152.08             181.24
1997                                   143.54             213.90             257.13
1998                                    92.96             231.21             227.02

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     Set forth below is certain information about the only persons known by the Board of Directors of the Company to be a beneficial owner of more than five percent of the outstanding Common Shares of the Company as of October 22, 1998:

                                                     NUMBER OF COMMON         PERCENT
                                                    SHARES BENEFICIALLY         OF
               NAME AND ADDRESS                   OWNED AS OF 10/22/98(1)      CLASS
               ----------------                   -----------------------     -------
Pioneering Management Corporation (2)..........           549,000                 6%
60 State Street
Boston, MA 02114
Dimensional Fund Advisors, Inc. (2)............           514,200               5.6%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
Zacchello Family Group (3).....................           478,240               5.2%
c/o Mr. Giancarlo Zacchello
San Marco 3055
Venice, Italy
J. P. Morgan Investment Management, Inc. (2)...           478,000               5.2%
60 Wall Street
New York, NY 10260

---------------

(1) For purposes of this table, an individual is considered to "beneficially own" any Common Shares (a) over which he has the right to acquire beneficial ownership at any time within 60 days after October 22, 1998, or (b) over which he exercises sole or shared voting or investment power.

(2) Pioneering Management Corporation, Dimensional Fund Advisors and J. P. Morgan Investment Management, Inc. are investment advisors registered under the Investment Advisors Act of 1940.

(3) The Company purchased Speedline S.p.A. from the Zacchello Group on August 19, 1997. The 478,240 shares were issued by the Company to the Zacchello Group as part payment of the purchase price. The 478,240 shares have been deposited into an escrow account as security for certain price adjustments or indemnification payments, if any, that the Company may be entitled to in connection with the acquisition. Under the terms of the escrow, the members of the Group are entitled to vote the shares held in escrow and the shares will be released to them beginning on August 19, 1999 in accordance with formulas set forth in the acquisition agreement.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Ernst & Young LLP served as the Company's independent auditors for the year ended August 31, 1998. Subject to ratification by shareholders, the Board of Directors of the Company, upon recommendation of its Audit Committee, has appointed Ernst & Young LLP as independent auditors of the Company for the fiscal year ending August 31, 1999, and recommends a vote "FOR" the proposal to ratify such appointment.

     A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he desires to do so and to respond to appropriate questions from shareholders.

                                 OTHER MATTERS

     The Board of Directors does not intend to present, and has no knowledge that others will present, any other business at the meeting. However, if any other matters are properly brought before the meeting, it is intended that the holders of proxies in the enclosed form will vote thereon in their discretion.

     The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mail, proxy solicitations may be made by directors, officers and employees of the Company, personally or by telephone and telegram, without receiving additional compensation. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting material to their principals and to obtain authorization for the execution of proxies. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses.

                             SHAREHOLDER PROPOSALS

     A proposal by a shareholder intended for inclusion in the Company's proxy statement and form of proxy for the 1999 Annual Meeting of Shareholders must, in accordance with applicable regulations of the Securities and Exchange Commission, be received by the Company at Washington Park I, 7887 Washington Village Drive, Dayton, Ohio 45459, Attention: Secretary, on or before July 14, 1999, in order to be eligible for such inclusion. The 1999 Annual Meeting of Shareholders is presently scheduled for December 15, 1999.

                                         By Order of the Board of Directors

                                         Denis G. Daly, Secretary

[ X ]   Please mark your  [                                             [ 6306
        votes as in this
        example.


        When properly executed, this proxy will be voted in the manner by the undersigned shareholder. If no direction is specified, this proxy will be voted for Proposals 1 and 2.

---------------------------------------------      --------------------------------------------------------
Directors recommend a vote FOR all Nominees.       Directors recommend a vote FOR items 2 and 3.
---------------------------------------------      --------------------------------------------------------
                        FOR        WITHHELD                                     FOR    AGAINST    ABSTAIN
1.  Election of All    [   ]        [   ]          2.  Ratification of the     [   ]     [   ]     [   ]
    Directors.                                         appointment of Ernst &
    (see reverse)                                      Young LLP as
                                                       independent auditors.

    For all except the following nominee(s):
    _____________________________________________

3. In their discretion, upon such other business as may properly come before the meeting, or at any adjournment thereof.

Shareholders should date this proxy and sign here exactly as name appears at left. If stock is held jointly, both owners should sign this proxy. Executors, administrators, trustees, guardians, and others signing in a representative capacity should indicate the capacity in which they sign. Receipt is acknowledged of Notice of the above meeting, the Proxy Statement relating thereto, and the Annual Report to Shareholders for the fiscal year ended August 31, 1998.



_________________________________________________________________

_________________________________________________________________
   SIGNATURE(S)                                 DATE


--------------------------------------------------------------------------------
                 PLEASE VOTE, SIGN AND RETURN THE ABOVE PROXY


                                  AMCAST LOGO

                        ANNUAL MEETING OF SHAREHOLDERS



DATE:   DECEMBER 17, 1998

TIME:   10:00 a.m.

PLACE:  AMCAST INDUSTRIAL CORPORATION
        7887 WASHINGTON VILLAGE DRIVE
        DAYTON, OHIO  45459

                                    PROXY
                        AMCAST INDUSTRIAL CORPORATION
          PROXY FOR ANNUAL MEETING OF SHAREHOLDERS DECEMBER 17, 1998

         SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY


       The undersigned holders(s) of common shares of AMCAST INDUSTRIAL CORPORATION, an Ohio corporation (the "Company") hereby appoints John H. Shuey and Leo W. Ladehoff, and each of them, attorneys of the undersigned, with power of substitution, to vote all of the common shares that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Thursday, December 17, 1998, at 10 a.m., and at any adjournment thereof, as follows:

       1. Election of Directors. Nominees for directors are: Walter E. Blankley, William G. Roth, and John H. Shuey.

       2. Ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending August 31, 1999.


       3. In their discretion, upon such other business as may properly come before the meeting, or at any adjournment thereof.



                        (please sign on reverse side)
--------------------------------------------------------------------------------
                 PLEASE VOTE, SIGN AND RETURN THE ABOVE PROXY


AMCAST LOGO

______________________________________________________________________________



Dear Shareholder:

You are cordially invited to attend the 1998 Annual Meeting of Shareholders of the Amcast Industrial Corporation, which will be held at the Corporate Center, 7887 Washington Village Drive, Dayton, Ohio, at 10 a.m., on Thursday, December 17, 1998.

The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe the items to be considered and acted upon by the shareholders.

Whether or not you plan to attend this meeting, please sign, date, and return your proxy form above as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. If you attend the meeting, you may revoke your proxy, if you wish, and vote personally. It is very important that your stock be represented.

                                         Sincerely,

                                         /s/ John H. Shuey

                                         John H. Shuey
                                         Chairman, President and Chief Executive
                                         Officer